EXHIBIT 10.3


                                LOCK-UP AGREEMENT

         LOCK-UP AGREEMENT (the "Agreement") dated as of July 31, 2002, by and among FRONT PORCH DIGITAL INC., a Delaware corporation (the "Company"), and MANAGEDSTORAGE INTERNATIONAL, INC. ("MSI"), a Delaware corporation.


                               W I T N E S S E T H
                               - - - - - - - - - -

         WHEREAS, on the date hereof, the Company has agreed to issue to MSI shares of Common Stock and warrants to purchase shares of Common Stock pursuant to the terms of a Stock and Asset Purchase Agreement dated as of July 31, 2002 (the "Purchase Agreement") between the Company and MSI; and

         WHEREAS, as a condition to the consummation of the transactions contemplated by the Purchase Agreement the Company and MSI desire to provide for certain restrictions on the transfer of such shares by MSI;

         NOW THEREFORE, in consideration of the premises and the mutual covenants of the parties hereto, it is hereby agreed as follows:


                                    ARTICLE I

                               CERTAIN DEFINITIONS

         1.1 DEFINITIONS. Whenever used in this Agreement, unless otherwise defined or the subject matter or context dictates, the following terms shall have these respective meanings:

                  (a) "Affiliate" shall have the meaning ascribed to it in Rule 12(b)(2) promulgated under the Securities Exchange Act of 1934, as amended.

                  (b) "Agreement" means this Lock-up Agreement, any agreement which is supplementary to or in amendment or confirmation of this Agreement, and any schedules hereto or thereto.

                  (c) "Disposition" shall have the meaning assigned in
Section 2.1.

                  (d) "Person" means any individual, estate, trust, partnership, joint venture, limited liability company, association, firm, corporation, company or other entity.


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                  (e) "Senior Secured Convertible Notes" mean the Senior Secured
Convertible Notes of MSI issued from time to time after the date hereof.

                  (f) "Shares" mean, the shares of Common Stock, $.001 par value, of the Company, as well as: (i) any shares into which shares then authorized may be converted, reclassified, redesignated, subdivided, consolidated or otherwise changed; (ii) any shares of the Company or any successor or other body corporate which may be received by the holders of shares on a merger, amalgamation or other reorganization of or including the Company; and (iii) any securities which may now or hereinafter be convertible or exercisable into such shares.

                  (g) "Transfer" shall have the meaning assigned in Section 2.1.

         1.2 EXTENDED MEANINGS. Words importing the singular number include the plural and vice versa and words importing gender include all genders.


                                   ARTICLE II

                              DISPOSITION OF SHARES

         2.1 RESTRICTION ON TRANSFER OF SHARES.

         (a) Except as provided in Section 2.1(b), prior to July 31, 2003, MSI may not sell, assign, transfer, mortgage, alienate, pledge, hypothecate, create or permit to exist a security interest in or lien on, place in trust or in any other way encumber or otherwise dispose of (any of the foregoing shall constitute a "Transfer," and the consummation of such being a "Disposition") any Shares now owned or hereafter acquired or any interest therein except as expressly permitted by the terms and provisions of this Agreement. The Company shall have no obligation to recognize or accede to any Disposition or to register any Transfer of Shares on its books unless such Disposition is effected in accordance with the terms and provisions of this Agreement. No Person who purports to be a holder of Shares acquired in violation of the terms and provisions of this Agreement shall be entitled to any rights with respect to such Shares, including any rights to vote such Shares, to receive any dividends declared thereon, or to receive any notice with respect thereto under this Agreement or otherwise.

         (b) MSI may Transfer all or a portion of its Shares to (i) any Person to which MSI shall sell, assign or transfer all or substantially all of its assets; (ii) any Affiliate of MSI or (iii) any holder of the Senior Secured Convertible Notes in connection with the exercise of remedies of such holders against MSI pursuant to the terms of such notes. If MSI intends to make a Disposition of all or a portion of its Shares pursuant to this paragraph, MSI shall give at least 30 days prior written notice of such proposed Disposition to the Company. Any such notice shall specify the number of Shares subject to such proposed disposition, identify the proposed transferee and state the relationship between MSI and the proposed transferee.



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         (c) Each Disposition otherwise permitted by this Article II shall not become effective unless and until the transferee executes and delivers to the Company a counterpart to this Agreement, agreeing to be treated in the same manner as MSI. Upon such Disposition and such execution and delivery, the transferee shall be bound by, and entitled to the benefits of, this Agreement with respect to the transferred Shares in the same manner as the MSI.

         2.2 AFTER ACQUIRED STOCK. Any Shares acquired by MSI after the date of this Agreement pursuant to the provisions of the Purchase Agreement shall become or remain subject to the terms of this Agreement.


                                   ARTICLE III

                                  MISCELLANEOUS

         3.1 LEGEND. MSI shall cause each certificate representing Shares that are subject to this Agreement to have stamped, printed or typed thereon the following legend:

              The securities represented by this certificate are subject to a Lock-Up Agreement, dated as of July 31, 2002, between Front Porch Digital Inc. (the "Company") and ManagedStorage International, Inc., a copy of which may be examined at the principal office of the Company.

         3.2 NOTICE. Any notice or document required or permitted by this Agreement to be given to a party hereto shall be in writing and is sufficiently given if delivered personally, or if sent by prepaid certified mail, return receipt requested, to MSI or to the Company addressed as follows:

              the Company:         Front Porch Digital Inc.
                                   20000 Horizon Way
                                   Suite 120
                                   Mt. Laurel, New Jersey  08054
                                   Attention:  Chief Financial Officer

              with a copy to:      Pryor Cashman Sherman & Flynn LLP
                                   410 Park Avenue
                                   New York, N.Y. 10022
                                   Attention:  Eric M. Hellige, Esq.

              MSI:                 ManagedStorage International, Inc.
                                   12303 Airport way
                                   Suite 250
                                   Broomfield, Colorado 80021
                                   Attention: Reed Guest, Esq.

              With a copy:         Hogan & Hartson, LLP



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                                   1470 Walnut
                                   Suite 200
                                   Boulder, Colorado 80302-5341
                                   Attn: Patrick Perrin, Esq.

Notice so mailed shall be deemed to have been given upon receipt if delivered personally or on the fifth business day next following the date of the returned receipt. Any notice delivered to the party to whom it is addressed shall be deemed to have been given and received on the day it is delivered. Any party may from time to time notify the others in the manner provided herein of any change of address which thereafter, until changed by like notice, shall be the address of such party for all purposes hereof.

         3.3 TERM OF AGREEMENT.

                  (a) This Agreement shall terminate on the earlier to occur of July 31, 2003 or such date as is mutually agreed in writing by the parties hereto.

                  (b) Nothing contained in this Section 3.3 shall affect or impair any rights or obligations arising prior to the time of the termination of this Agreement, or which may arise by an event causing the termination of this Agreement.

         3.4 SEVERABILITY. If in any jurisdiction, any provision of this Agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction or its application to other parties or circumstances.

         3.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and together shall constitute one document.

         3.6 ENTIRE AGREEMENT; ETC. This Agreement sets forth the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, among the parties hereto and there are no warranties, representations and other agreements between the parties hereto in connection with the subject matter hereof except as specifically set forth herein or therein. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by all the parties to this Agreement. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         3.7 GOVERNING LAW. This Agreement shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in



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New York. IN WITNESS  WHEREOF,  this Agreement has been executed by or on behalf of each of the parties hereto as of the date first above written.


                                          FRONT PORCH DIGITAL INC.


                                          By: /s/ Don Maggi
                                              ----------------------------------
                                              Name:  Don Maggi
                                              Title: Chief Executive Officer


                                          MANAGEDSTORAGE INTERNATIONAL, INC.


                                          By: /s/ Thomas P. Sweeney
                                              ----------------------------------
                                              Name:  Thomas P. Sweeney
                                              Title: Chief Executive Officer






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